Exhibit 4.2

INVESTORS’ RIGHTS AGREEMENT
THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 7th day of May, 2020, by and among Neutron Holdings, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and any investor that becomes a party to this Agreement in accordance with Section 6.9 hereof.
RECITALS
WHEREAS, the Company and the Investors are parties to that certain Note Purchase Agreement of even date herewith (the “Purchase Agreement”); and
WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;
NOW, THEREFORE, the parties hereby agree as follows:
1.    Definitions. For purposes of this Agreement:
1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.
1.2    “Board of Directors” means the board of directors of the Company.
1.3    “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.
1.4    “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.
1.5    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the Company’s then-current line of business, but shall not include (i) any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its

Affiliates, have a right to designate any members of the board of directors of any Competitor, (ii) Uber, (iii) GV 2017, L.P. or GV. 2019, L.P., (iii) Alphabet Holdings LLC., and (iv) Fifth Wall Ventures SPV XII, L.P., Fifth Wall Ventures SPV IX, L.P. or Fifth Wall Ventures, L.P.
1.6    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.7    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options, warrants, and convertible promissory notes.
1.8    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.9    “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.10    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.11    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.12    “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
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1.13    “Holder” means any holder of Registrable Securities who is a party to this Agreement.
1.14    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.
1.15    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
1.16    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
1.17    “Junior Preferred Director” means any director of the Company that the holders of record of the Series 1 Stock and Series 2 Preferred Stock are entitled to elect, voting together exclusively and as a separate class, pursuant to the Certificate of Incorporation.
1.18    “Major Investor” means Uber, GV 2017, L.P., GV. 2019, L.P., Alphabet Holdings LLC, Andreessen Horowitz Fund IV, L.P. as nominee, and AH Parallel Fund V, L.P., as nominee; in each case, for so long as such entity holds shares of Preferred Stock of the Company.
1.19    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
1.20    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.21    “Preferred Directors” means the Junior Preferred Director and the Senior Preferred Director.
1.22    “Preferred Stock” means, collectively, shares of the Company’s Series 1 Stock, Series 2 Preferred Stock, and Series 3 Preferred Stock.
1.23    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors including, for the avoidance of doubt, any Common Stock, or Common Stock issued pursuant to the conversion of Preferred Stock, issued upon conversion of those certain notes sold pursuant to the Purchase Agreement by and between the Company and certain investors, dated on or around the date hereof; and (iii) any Common Stock issued as (or issuable upon the
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conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, excluding for purposes of Subsections 4.1 and 6.6 the Common Stock issuable or issued upon conversion of the Series 1 Stock and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement. For the avoidance of doubt, Registrable Securities shall not include shares of Common Stock issued upon conversion of the Company’s prior series of Series A, B, C, C-1, D and D-1 Preferred Stock that were converted on or about the date hereof, that have not been exchanged for Series 1 Stock.
1.24    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
1.25    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.
1.26    “SEC” means the Securities and Exchange Commission.
1.27    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.28    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.29    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.30    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.
1.31    “Series 1 Stock” means shares of the Company’s Series 1-A Preferred Stock, Series 1-A1 Preferred Stock, Series 1-B Preferred Stock, Series 1-C Preferred Stock, and Series 1-D Preferred Stock.
1.32    “Series 1-A Preferred Stock” means shares of the Company’s Series 1-A Preferred Stock, par value $0.0001 per share.
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1.33    “Series 1-A1 Preferred Stock” means shares of the Company’s Series 1-A1 Preferred Stock, par value $0.0001 per share.
1.34    “Series 1-B Preferred Stock” means shares of the Company’s Series 1-B Preferred Stock, par value $0.0001 per share.
1.35    “Series 1-C Preferred Stock” means shares of the Company’s Series 1-C Preferred Stock, par value $0.0001 per share.
1.36    “Series 1-D Preferred Stock” means shares of the Company’s Series 1-D Preferred Stock, par value $0.0001 per share.
1.37    “Series 2 Preferred Stock” means shares of the Company’s Series 2 Preferred Stock, par value $0.0001 per share.
1.38    “Series 3 Preferred Stock” means shares of the Company’s Series 3 Preferred Stock, par value $0.0001 per share.
1.39    “Senior Preferred Director” means any director of the Company that the holders of record of the Series 3 Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation.
1.40    “Uber” means Uber Technologies, Inc.
1.41    “Uber Note” means the secured convertible promissory note sold to Uber pursuant to the Purchase Agreement.
2.    Registration Rights. The Company covenants and agrees as follows:
2.1    Demand Registration.
(a)    Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.
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(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $10 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.
(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.
(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two
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registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d).
2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.
2.3    Underwriting Requirements.
(a)    If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated
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among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.
(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
(c)    For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in
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Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
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(h)    promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $35,000 of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn
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the request with reasonable promptness after learning of such information] then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this
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Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.
(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified
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party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the
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Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Subsection 6.9.
2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), or ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for
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value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. This Market Stand-Off provision will superscede and control over any previous Company Market Stand-Off provision to which the Holder is a party.
2.12    Restrictions on Transfer.
(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and/or the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
(b)    Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
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The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.
(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:
(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation;
(b)    such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and
(c)    the third anniversary of the IPO.
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3.    Information and Observer Rights.
3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company:
(a)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company unless such audit requirement is waived by the unanimous consent of the Board of Directors;
(b)    as soon as practicable, but in any event within thirty (30) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP) as well as a current capitalization table of the Company (certified by the chief financial officer of the Company), showing the number of issued and outstanding shares and any securities that may be converted or exercised into shares pursuant to then outstanding agreements, undertaking, commitments or the like;
(c)    as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(d)    as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;
(e)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality
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agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
3.2    Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
3.3    Observer Rights. If between January 1, 2024 and December 31, 2024, Broad Bao is not currently serving on the Board of Directors, then the Company shall invite Mr. Bao to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.
3.4    Termination of Information and Observer Rights. The covenants set forth in Subsection 3.1, Subsection 3.2, and Subsection 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when
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the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.
3.5    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, except that such Investor does not need to notify the Company of disclosures required by stock exchange rules requiring periodic or routine public filings.
4.    Rights to Future Stock Issuances.
4.1    Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates, provided that each such Affiliate agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement.
(a)    The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such
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New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Registrable Securities then held by such Major Investor bears to the total Common Stock then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that Registrable Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of one hundred and twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).
(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.
(d)    The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Common Stock, Preferred Stock, or Common Stock issued upon conversion of such Preferred Stock, pursuant to the conversion of the Notes (as defined in the Purchase Agreement) sold pursuant to the Purchase Agreement.
4.2    Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a
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Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.
5.    Additional Covenants.
5.1    Insurance. The Company shall use commercially reasonable efforts to cause Directors and Officers liability insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least $5 million unless approved by the Board of Directors, which approval must include the affirmative vote of the Preferred Directors.
5.2    Employee Agreements. The Company will cause each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.
5.3    Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. Without the prior approval by the Board of Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Subsection 5.3. In addition, unless otherwise approved by the Board of Directors, the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock. Additionally, any grant of equity to Brad Bao, Wayne Ting, or Toby Sun in excess of 1% of the fully diluted capitalization of the Company (assuming conversion, exchange, and exercise of all convertible, exchangeable, and exercisable securities and including any shares available and reserved for issuance pursuant to an equity incentive plan), will require the consent of the Board of Directors, including the Senior Preferred Director.
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5.4    Matters Requiring Investor Director Approval.
(a)    Prior to the conversion of all of the principal and interest on the Uber Note, so long as the holders of Series 3 Preferred Stock are entitled to elect the Senior Preferred Director, or the Series 2 Preferred Stock and Series 1 Preferred Stock are entitled to elect the Junior Preferred Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of both then-serving Preferred Directors, if any, or the sole Preferred Director if one of the directorships is vacant, take any of the actions set forth in Article Fourth Section (B)3.3.1 through Section (B)3.3.9 of the Certificate of Incorporation.
(b)    So long as the holders of Preferred Stock are entitled to elect the Preferred Directors, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of the Preferred Directors:
(i)    change the principal business of the Company or exit the current line of business; or
(ii)    sell, assign or license material technology or intellectual property, other than licenses granted in the ordinary course of business.
(c)    So long as the holders of Preferred Stock are entitled to elect the Preferred Directors, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of at least one of the Preferred Directors:
(i)    make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;
(ii)    make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;
(iii)    guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business and guarantees provided in connection with the establishment and maintenance of Company subsidiaries;
(iv)    make any investment inconsistent with any investment policy approved by the Board of Directors;
(v)    incur any aggregate indebtedness in excess of $15,000,000 that is not either a replacement of existing indebtedness of up to $30,000,000 or already included
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in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business and money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business including, but not limited to, liens related to asset-backed lending to the purchase of micromobility devices;
(vi)    otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, including without limitation any “management bonus” or similar plan providing payments to employees in connection with a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, except for transactions contemplated by this Agreement, the Purchase Agreement, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors; or
(vii)    hire, terminate, or change the compensation of the chief executive officer, or approve any option grants or stock awards to executive officers.
5.5    Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.
5.6    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.
5.7    Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each an “Investor Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or
23

on behalf of any such Investor Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company. The Investor Directors and the Investor Indemnitors are intended third party beneficiaries of this Subsection 5.7 and shall have the right, power and authority to enforce the provisions of this Subsection 5.7 as though they were a party to this Agreement.
5.8    Call Right Agreement. In the event that after the date of this Agreement, the Company offers, sells, or enters into an agreement with any Person to issue, shares of capital stock of the Company to any Person (other than any Person that is a party to that certain Call Right Agreement), then the Company shall cause such Person, as a condition precedent to offering, selling, or entering into such agreement to issue shares of capital stock, to become a party to that Call Right Agreement. The Company shall amend the Company’s 2017 Stock Incentive Plan within sixty (60) days following the Closing (as defined in the Purchase Agreement) to require stockholders to become a party to the Call Right Agreement.
5.9    Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors are professional investment organizations (the “Funds”), and as such review the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, the Funds (and their Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by the Funds (or their Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of the Funds (or their Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.
5.10    Harassment Policy. The Company shall, within sixty (60) days following the Closing (as defined in the Purchase Agreement), adopt and thereafter
24

maintain in effect (i) a Code of Conduct governing appropriate workplace behavior and (ii) an Anti-Harassment and Discrimination Policy prohibiting discrimination and harassment at the Company. Such policy shall be reviewed and approved by the Board of Directors.
5.11    Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.
6.    Miscellaneous.
6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
6.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
6.3    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall
25

constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5    Notices.
(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5.
(b)    Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number as on the books of the Company. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.
6.6    Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided that (a) the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); (b) that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party, (c) the consent of the holders of at least a majority of the Registrable Securities then outstanding will not be required to amend this Agreement to add a new series of junior or pari passu preferred stock as Investors, Holders, and holders of Registrable Securities and make any other changes necessary to give such new
26

preferred holders pari passu rights and (d) Section 3.3 may not be amended, modified, or terminated without the consent of Mr. Bao until December 31, 2024. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction), (b) Subsections 3.1 and 3.2, Section 4 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Subsection 6.6) may not be amended, modified, terminated or waived without the written consent of the holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors, and (c) Subsections 5.4 and 5.8 and this clause (c) of this Subsection 6.6 may not be amended, modified, terminated or waiver without the written consent of Uber. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
6.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
6.8    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
6.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this
27

Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.
6.10    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
6.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the District of Northern California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California or the United States District Court for the District of Northern California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
6.12    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or
28

acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.13    Waiver of Statutory Information Rights. Each Investor acknowledges that the Company has a legitimate interest in the significant benefits associated with the Company’s protection and limited distribution of the Company’s books, records, stockholder lists and other information the Company considers confidential while the Company remains a “private” company. Each Investor acknowledges and understands that, but for the waiver made herein, (a) each Investor would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the DGCL (“Section 220”) and (b) each Investor would be entitled, upon written demand, to inspect for a purpose reasonably related to such Investor’s interests as a stockholder, and to make copies and extractions, the accounting books and records and minutes of proceedings of the stockholders and board, and under certain circumstances the list of stockholders and addresses, in all cases under the circumstances and in the manner provided in Chapter 16 of the Corporations Code of California (“Chapter 16”) (any and all such rights, and any and all such similar other rights of an Investor as may be provided for in Section 220, Chapter 16, common law or otherwise, the “Inspection Rights”). In light of the foregoing, until the IPO, each Investor hereby unconditionally and irrevocably, to the fullest extent permitted by law, on behalf of Investor and all beneficial owners of the shares of Common Stock or Preferred Stock owned by each Investor (a “Beneficial Owner”), waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220, Chapter 16 or otherwise (the “Waiver”), and on behalf of each Investor and any Beneficial Owner, to the fullest extent permitted by law, covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. This Waiver shall hereafter apply indefinitely and bind all shares of capital stock of the Company sold, transferred, assigned or otherwise conveyed from each Investor, and each Investor agrees to execute any documents and perform any further acts the Company may reasonably request in order to carry-out the intent of the Waiver. The foregoing Waiver does not apply to the rights of a Major Investor pursuant to Section 3.1 or Section 3.2 hereof. In the event that the Inspection Rights, or any portion of such Inspection Rights, remain effective and enforceable by an Investor or any Beneficial Owner despite the Waiver and covenants provided for herein, each Investor acknowledges and agrees that, to the fullest extent permitted by law, any information delivered by the Company to each Investor pursuant to such Inspection Rights shall be subject to Section 3.5 hereof.
29

PURSUANT TO AN EXECUTED WAIVER OF INFORMATION RIGHTS, THE HOLDER AND ANY BENEFICIAL OWNERS OF THE SECURITIES REPRESENTED HEREBY HAS WAIVED ITS RIGHTS UNDER SECTION 220 OF THE GENERAL CORPORATION LAW OF DELAWARE. SUCH WAIVER SHALL BE A CONDITION TO RECEIPT BY ANY TRANSFEREE OF THESE SHARES.
[Remainder of Page Intentionally Left Blank]
30

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

Neutron Holdings, Inc.

By:	/s/ Wayne Ting
Name: Wayne Ting
Title: Chief Executive Officer
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Uber Technologies, Inc.

By:	/s/ Jennifer Jarrett
Name: Jennifer Jarrett
Title: VP, Corporate Development and Capital Markets
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

GV 2019, L.P.
By: GV 2019 GP, L.P., its General Partner
By: GV 2019 GP, L.L.C., its General Partner

By: /s/ Daphne Chang
Print Name: Daphne Chang
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALPHABET HOLDINGS LLC

By: /s/ Kenneth H. Yi
Print Name: Kenneth H. Yi
Title: President
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INSTITUTIONAL VENTURE PARTNERS XVI, L.P.
By: Institutional Venture Management Holdings XVI, LLC, its General Partner
By: Institutional Venture Management XVI, LC its Manager

By: /s/ Somesh Dash
Print Name: Somesh Dash
Title: Managing Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BAIN CAPITAL VENTURE FUND 2019, L.P.
By: Bain Capital Venture Investors 2019, LLC, its general partner
By: Bain Capital Venture Investors, LLC, its manager

By: /s/ Sarah Smith
Print Name: Sarah Smith
Title: Managing Director

BCV 2019-MD PRIMARY, L.P.
By: Bain Capital Venture Investors 2019, LLC, its general Partner
By: Bain Capital Venture Investors, LLC, its manager

By: /s/ Sarah Smith
Print Name: Sarah Smith
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Title: Managing Director

BCIP VENTURE ASSOCIATES II, L.P.
By: Boylston Coinvestors, LLC, its General Partner

By: /s/ Sarah Smith
Print Name: Sarah Smith
Title: Managing Director

BCIP VENTURE ASSOCIATES II-B, L.P.
By: Boylston Coinvestors, LLC, its General Partner

By:	/s/ Sarah Smith
Print Name: Sarah Smith
Title: Managing Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIFTH WALL VENTURES SPV IX, L.P.
By: Fifth Wall Ventures GP, LLC Its: General Partner

By:	/s/ Brendan Wallace
Print Name: Brendan Wallace
Title: Managing Director

FIFTH WALL VENTURES SPV XII, L.P. By: Fifth Wall Ventures GP, LLC Its: General Partner

By:	/s/ Brendan Wallace
Print Name: Brendan Wallace
Title: Managing Director

FIFTH WALL VENTURES, L.P. By: Fifth Wall Ventures GP, LLC Its: General Partner

By:	/s/ Brendan Wallace
Print Name: Brendan Wallace
Title: Managing Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

UZ MICROMOBILITY PROJECT, SPV I, A SERIES OF UZ MANAGEMENT CAPITAL, LLC By: UZ Micromobility Management, LLC

By:	/s/ Pablo Massana
Print Name: Pablo Massana
Title: Manager
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ David Gannon
Print Name: David Gannon
Title: Director, Theoden Director Services Limited for and on behalf of Winterfell Limited
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GREENOAKS CAPITAL OPPORTUNITIES FUND, L.P.
By: Greenoaks Capital (MTGP), L.P., its general partner By: Greenoaks Capital (TTGP), Ltd., its general partner

By:	/s/ Benjamin Peretz
Print Name: Benjamin Peretz
Title: Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FRANKLIN BLACKHORSE, L.P.
By: Franklin Venture Partners, LLC Blackhorse Series, a Delaware series limited liability company By: Franklin Advisers, Inc., a California corporation, its Managing Member

By:	/s/ Michael McCarthy
Print Name: Michael McCarthy
Title: EVP
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

137 Ventures IV, LP, a Delaware limited partnership
By: 137 Ventures IV, LLC, a Delaware limited liability company as general partner

By:	/s/ Andrew P. Laszlo
Name: Andrew P. Laszlo
Title: Managing Member Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IQ HOLDINGS LIMITED

By:	/s/ Mara Alido-Spencer
Name: Mara Alido-Spencer
Title: Authorised Signatory for Epstone Limited
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SALIX INVESTMENTS, LLC

By:	/s/ Erron Smith
Name: Erron Smith
Title: Secretary
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BAKER FAMILY TRUST

By:	/s/ Edward Baker
Name: Edward Baker
Title: Trustee
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SUTTER ROCK CAPITAL CORP.

By:	/s/ Mark Klein
Name: Mark Klein
Title: Chief Executive Officer
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DING ZHOU LIVING TRUST

By:	/s/ Ding Zhou
Name: Ding Zhou
Title: Trustee
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GREEN BAY VENTURES, LLC By: Green Bay Ventures Manager, LLC Its: Managing Member By: Green Bay Advisors Venture, LLC Its: Managing Member

By:	/s/ Anthony Schiller
Name: Anthony Schiller
Title: Managing Member
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WELIGHT CAPITAL L.P.

By:	/s/ WU XTAOGUANG
Name: WU XTAOGUANG
Title: Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASCOLTA VENTURES, LLC

By:	/s/ Daniel J. Bergeson
Name: Daniel J. Bergeson
Title: Managing Partner
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Myles B. Shear
Name: CASUAL MGMT. LLC. - Myles B. Shear
Title: MGRM
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LVC AM LLC

By: /s/ Michael J. Sharp
Name: Michael J. Sharp

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (LSVF)

By:	/s/ Sabrina Liang
Name: Sabrina Liang
Title: Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (SBST)

By:	/s/ Sabrina Liang
Name: Sabrina Liang
Title: Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (DAPER I)

By:	/s/ Sabrina Liang
Name: Sabrina Liang
Title: Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WEST INVESTMENTS V, LLC

By:	/s/ Robert P Hrtica
Name: Robert P Hrtica
Title: Manager

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

YOUWEB LLC

By:	/s/ A. Peter Relan
Name: A. PETER RELAN
Title: Managing Member

By:	/s/ Yu Wang
Name: Yu Wang
Title:
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (LSVF)

By:	/s/ Sabrina Liang
Name: Sabrina Liang
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY BLUE CHIP GROWTH COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY FLEX LARGE CAP GROWTH FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH K6 FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY BLUE CHIP GROWTH INSTITUTIONAL TRUST
By its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY SERIES BLUE CHIP GROWTH FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIAM TARGET DATE BLUE CHIP GROWTH COMMINGLED POOL
By: Fidelity Institutional Asset Management Trust Company as Trustee

By: /s/ Chris Maher
Chris Maher, Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY PURITAN TRUST: FIDELITY PURITAN FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY FOUNDERS INVESTMENT TRUST
By its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

VARIABLE INSURANCE PRODUCTS FUND III: GROWTH OPPORTUNITIES PORTFOLIO

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR SERIES GROWTH OPPORTUNITIES FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY GROWTH COMPANY COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY K6 FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY FINANCIAL TRUST: FIDELITY INDEPENDENCE FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY MAGELLAN FUND: FIDELITY MAGELLAN FUND

By: /s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY MAGELLAN COMMINGLED POOL

By: /s/ Chris Maher
Chris Maher, Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By: /s/ Samih Toukan
Name: Samih Toukan
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE ADAM SCHWARTZ REVOCABLE TRUST

By: /s/ Adam Schwartz
Name: Adam Schwartz
Title: Trustee Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALPHA ANNEX CITRUS FUND LLC – SERIES II
By: Alpha Ventures Partners LLC, its manager

By: /s/ Stephen B. Brotman
Name: Stephen B. Brotman
Title: Manager
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALRAI HOLDINGS LIMITED

By: /s/ Vinay Menda
Name: Vinay Menda
Title: Authorized Signatory Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMERICAN INVESTMENT HOLDINGS LLC

By: /s/ Jeffrey N. Vinik
Name: Jeffrey N. Vinik
Title: Chairman and Managing Member
Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AH PARALLEL FUND V, L.P.
for itself and as nominee for
AH Parallel Fund V-A, L.P.,
AH Parallel Fund V-B, L.P., and
AH Parallel Fund V-Q, L.P.
By: AH Equity Partners V (Parallel), L.L.C.
Its general partner

By: /s/ Scott Kupor
Name: Scott Kupor
Title: Authorized Signatory

ANDREESEN HOROWITZ FUND IV, L.P.
for itself and as nominee for
Andreessen Horowitz Fund IV-A, L.P.,
Andreessen Horowitz Fund IV-B, L.P. and
Andreessen Horowitz Fund IV-Q, L.P.
By: AH Equity Partners V, L.L.C.
Its general partner

By: /s/ Scott Kupor
Name: Scott Kupor
Title: Authorized Signatory

CONSW1, L.P.

By: /s/ Scott Kupor
Name: Scott Kupor
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CLF PARTNERS, L.P.

By: /s/ Scott Kupor
Name: Scott Kupor
Title: COO
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE SAM BARSHOP GRANDCHILDREN IRREVOCABLE TRUST

By:	/s/ Bruce Barshop
Name: Bruce Barshop
Title: Trustee Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MOUNT HURON VENTURES, LLC

By: /s/ Peter Smith
Name: Peter Smith
Title: COO Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IOSTESSO HOLDINGS INC.

By:	/s/ Charles Flicker
Name: Charles Flicker
Title: Assistant-Secretary Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

M. BRADLEY SMITH AND MICHELE L. TRUFELLI LIVING TRUST

By: /s/ M Bradley Smith
Name: M Bradley Smith
Title: Manager Address: [***]

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MATTHEW K. SMITH REVOCABLE TRUST

By: /s/ Matthew Smith
Name: Matthew Smith
Title: President Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PENTLAND GROUP LIMITED

By:	/s/ B A Mosheim
Name: B A Mosheim
Title: Director Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MONTEZUMA FUND II LP

By: /s/ Matt Wiles
Name: Matt Wiles
Title: Authorized Signatory

MONTEZUMA FUND III LP

By:	/s/ Matt Wiles
Name: Matt Wiles
Title: Authorized Signatory Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LIGHTVC, LTD.

By:	/s/ Elaine Saverin
Name: Elaine Saverin
Title: Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

O’BRIEN FAMILY 2003 TRUST

By:	/s/ Eric O’Brien
Name: Eric O’Brien
Title: Trustee Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DAXN, Inc.

By:	/s/ Daniel L. Dominguez
Name: Daniel L. Dominguez
Title: President
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LI FUND I, A SERIES OF FJ LABS FUNDS, LP

By:	/s/ Fabrice Grinda
Name: Fabrice Grinda
Title: Authorized Person of the General Partner
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEXT PLAY CAPITAL II, L.P. By: Next Play Capital GP II, LLC Its: General Partner

By:	/s/ Eric Valle
Name: Eric Valle
Title: Operating Partner
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NPC Lime, LLC By: Next Play Capital GP II, LLC Its: General Partner

By:	/s/ Eric Valle
Name: Eric Valle
Title: Operating Partner
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ACP Venture Capital Fund II LLC

By:	/s/ Anthony Simone
Name: Anthony Simone
Title: Manager
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Akkadian Ventures IV, LP By: Akkadian Ventures GP IV, LLC Its: General Partner

By:	/s/ Mike Gridley
Name: Mike Gridley
Title: Managing Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AME CLOUD VENTURES, LLC

By:	/s/ Gregory R. Hardester
Name: Gregory R. Hardester
Title: Manager
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Back Family Trust

By:	/s/ Gregory F. Back
Name: Gregory F. Back
Title: Trustee
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BAO TRUST DATED MAR-10 2020

By:	/s/ Zhoujia Bao
Name: Zhoujia Bao
Title: Trustee
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Basis Set Ventures I, L.P. By: Basis Set Ventures GP I, LLC Its: General Partner

By:	/s/ Xuezhao Lan

Name: Xuezhao Lan
Title: Managing Member
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Bling Capital Fund I Opps L.P.

By: /s/ Ben Ling
Name: Ben Ling
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Bling Capital Fund I Opps-A L.P.

By: /s/ Ben Ling
Name: Ben Ling
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Bling Capital SPV A Neutron Holdings LP

By:	/s/ Ben Ling
Name: Ben Ling
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BMW I VENTURES SCS, SICAV RAIF, duly represented by BMW i Ventures, Inc., itself duly represented by Michael Hammer and Ulrich Quay

By: /s/ Michael Hammer
Name: Michael Hammer
Title: CFO

By: /s/ Ulrich Quay
Name: Ulrich Quay
Title: President
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE BROOD, LLC — SUB FUND 1 By: Hillspire, LLC, its Manager

By: /s/ Maria Seferian
Name: Maria Seferian
Title: General Counsel
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By: /s/ Carolyn Bao
Name: Carolyn Bao
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Lu Daisy Li Living Trust
By:	/s/ Lu Li
Name: Lu Li
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DCM Opportunity Fund II, L.P. By: DCM Opportunity Fund Investment Management II, L.P., its General Partner By: DCM Opportunity Fund International II, Ltd., its General Partner

By:	/s/ Matthew C. Bonner
Name: Matthew C. Bonner
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DG Ventures, Inc.

By:	/s/ Masahi Tanaka
Name: Masahi Tanaka
Title: Executive Vice President and COO
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Dream Space Limited

By:	/s/ Junzhang Liang
Name: Junzhang Liang
Title: Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Global Opportunity I, LLC the General Partner of Global Opportunity I, L.P.

By: /s/ Andrew Lebovitz
Name: Andrew Lebovitz
Title: Manager
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GUO & WANG Holdings Limited

By: /s/ Ruolin Wang
Name: Ruolin Wang
Title: Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HMC-GSV LM, Fondo de Inversion Privado

By:	/s/ Ricardo Mogrovejo
Name: Ricardo Mogrovejo

Title: CEO

By:	/s/ Alvaro Allende
Name: Alvaro Allende
Title: Head of Front Office
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Hyperion Inc.

By: /s/ Qi Ga
Name: Qi Gao
Title: Owner and Sole Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Intellectus Ventures, LLC By: Intellectus Partners, LLC Its: Managing Member

By:	/s/ David J. La Placa
Name: David J. La Placa
Title: Managing Member
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

J-Brothers-Fund-II, a series of AngelList Funds, LP By: Fund GP, LLC its General Partner By: Belltower Fund Group, Ltd., its Manager

By: /s/ Meghan Christenson
Name: Meghan Christenson
Title: Authorized Person
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JaVale McGee

By: /s/ JaVale McGee
Name: JaVale McGee
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JIE ZHAO

By:	/s/ Jie Zhao
Name: Jie Zhao
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KDDI Open Innovation Fund III L.P. By: Global Brain Corporation, its general partner

By: /s/ Yasuhiko Yurimoto
Name: Yasuhiko Yurimoto
Title: President & CEO
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Kevin Diestel

By:	/s/ Kevin Diestel
Name: Kevin Diestel
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Liangchi Holding

By:	/s/ Cher Liang
Name: Cher Liang
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Marbach Elevations LLC

By: /s/ Daniel Graf
Name: Daniel Graf
Title: Sole Proprietor
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Math + Magic XII, LLC

By:	/s/ Jared Leto
Name: Jared Leto
Title: Member
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MERITECH CAPITAL AFFILIATES V L.P.

By: Meritech Capital Associates V L.L.C., its General Partner

By:	/s/ Paul S. Madera
Paul S. Madera, Managing Member
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MVP OPPORTUNITY FUND VI LLC By: MVP Manager LLC

By:	/s/ Eric Brachfeld
Name: Eric Brachfeld
Title: Manager
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Nokia Growth Partners IV, L.P. By: NGP GP IV, LLC Its General Partner

By: /s/ Monica Johnson
Name: Monica Johnson
Title: Vice President
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

O’BRIEN FAMILY 2003 TRUST

By:	/s/ Eric O’Brien
Name: Eric O’Brien
Title: Trustee Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SAV NEUTRON, LLC By: St. Augustine Capital Partners, Manager

By:	/s/ Amanda Bush
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Section 32 Fund 1, LP By: Section 32 GP 1, LLC, its general partner

By:	/s/ Jennifer L. Kercher
Name: Jennifer L. Kercher
Title: Chief Operating Officer
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SHARESPOST 100 FUND By: SP Investments Management, LLC its Investment Advisor

By:	/s/ Kevin Moss
Name: Kevin Moss
Title: COO and Managing Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Shen Wang Limited

By: /s/ Dong Liyong
Name: Dong Liyong
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Board of Trustees of the Leland Stanford Junior University (SEVF II)

By: /s/ Sabrina Liang
Name: Sabrina Liang
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Summer Beauty Limited

By: /s/ Jackson Law
Name: Jackson Law
Title: Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Tachyon Expedition LLC

By: /s/ Yuye Zhang
Name: Yuye Zhang
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Tech Partners Holdings – Lime LP By: Tech Partners Holdings GP — Lime LLC

By:	/s/ Michael Cullen
Name: Michael Cullen
Title: Member
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THIRTY FIVE VENTURES FUND I, LLC

By:	/s/ Rich Kleiman
Name: Rich Kleiman
Title: President
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

4J FAMILY TRUST

By:	/s/ Jai Das
Name: Jai Das
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

A-LCJ-52-Fund, a series of AX-UbUb-Funds, LLC By: Fund GP, LLC its General Partner

By: /s/ Anne Seckinger
Name: Anne Seckinger
Title: Authorized Person of the General Partner
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHRISTIANE MARIA DORRELL AND DEAN VINCENT DORRELL AS TRUSTEES FOR CM & DV DORRELL SUPER FUND

By: /s/ Dean Dorrell & Christiane Dorrell
Name: Dean Dorrell & Christiane Dorrell
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ELLIS LEGACY LIVING TRUST

By:	/s/ James F. Ellis
Name: James F. Ellis

Title: Trustee Address: [***]
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

G&W HOLDING LIMITED

By: /s/ Yu Wang
Name: Yu Wang
Title: Owner
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Christopher Hulls 2017 Trust

By: /s/ Christopher Hulls
Name: Christopher Hulls
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Prelude Fund, LP By: Prelude Ventures LLC, its General Partner

By: /s/ Gabriel Kra
Name: Gabriel Kra
Title: Managing Director
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SAX LIME 015, a series of SAX Capital Series Fund, LP By: SAX Capital Series GP, LLC

By: /s/ Steven Greenberg
Name: Steven Greenberg
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Valhalla Fund Pty Ltd ATF The Valhalla Fund

By: /s/ James Steele Synge
Name: James Steele Synge
Title: Authorized Signatory
SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A
Investors
[***]